EdR Updates Leasing Progress for 2016/2017 Lease Term
Increases Mid-Point of Projected Same-Community Fall Rent Growth

MEMPHIS, Tenn., April 12, 2016 - EdR (NYSE:EDR), a leader in the ownership, development and management of collegiate housing, today provided an update on the Company’s leasing progress for the 2016/2017 lease term in conjunction with the Interface Conference in Austin, TX.

EdR’s same-community portfolio is currently 190 basis points ahead of prior year with 73.6% of the beds preleased for the fall. Based on current leasing velocity and market conditions, we expect fall occupancy for the same-community portfolio to be consistent with the prior year and rates to be up approximately 3%. As a result of our continued strong leasing progress, we have increased the bottom end of our anticipated same-community rent growth for the 2016/2017 lease term by 0.5%, expecting total same-community rent growth of 3.0% to 3.5% this fall.

“Our markets are characterized by steady enrollment growth, declining new supply and the modernization of student housing,” stated Christine Richards, executive vice president and chief operating officer. “I am proud of the way our team has taken advantage of these favorable dynamics to produce strong leasing results to date.”

About EdR
EdR (NYSE:EDR) is one of America's largest owners, developers and managers of collegiate housing. EdR is a self-administered and self-managed real estate investment trust that owns or manages 80 communities with nearly 42,000 beds serving 51 universities in 23 states. EdR is a member of the Russell 2000 Index and the Morgan Stanley REIT indices. For details, please visit the company's Web site at www.EdRtrust.com.

For more information, contact:
J. Drew Koester, Senior Vice President, Capital Markets and Investor Relations
901-259-2523 dkoester@EdRtrust.com

For media information or photography, contact:
Susan Jennings, Vice President, Corporate Communication and Marketing
901-259-2506 sjennings@EdRtrust.com

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